Exhibit 99.1

Tilray Inc. Announces Proposed Private Placement of $400 Million of Convertible Senior Notes

NANAIMO, British Columbia – October 3, 2018 – Tilray Inc. (NASDAQ:TLRY), a global leader in cannabis research, cultivation, production and distribution, today announced that it intends to offer, subject to market conditions and other factors, $400 million aggregate principal amount of Convertible Senior Notes due 2023 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes will be sold to accredited investors in Canada pursuant to an exemption from the prospectus requirements of Canadian securities laws. Tilray also intends to grant the initial purchasers of the notes an option to purchase up to an additional $60 million aggregate principal amount of notes.

Tilray intends to use the net proceeds from this offering for working capital, future acquisitions and general corporate purposes, and to repay the approximately $9.1 million existing mortgage related to its facility in Nanaimo, British Columbia.

The notes will be senior unsecured obligations of Tilray and will accrue interest payable semiannually in arrears. The notes will be convertible into cash, shares of Tilray’s Class 2 common stock or a combination of cash and shares of Tilray’s Class 2 common stock, at Tilray’s election. The interest rate, initial conversion rate, repurchase or redemption rights and other terms of the notes will be determined at the time of pricing of the offering.

Neither the notes, nor any shares of Tilray’s Class 2 common stock issuable upon conversion of the notes, have been registered under the Securities Act or any state securities laws, or qualified for distribution by prospectus in Canada, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws, or sold in Canada absent an exemption from the prospectus requirements of Canadian securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements”, which may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, including statements related to whether Tilray will be able to consummate the offering, the final terms of the offering, the satisfaction of customary closing conditions with respect to the offering of the notes, prevailing market conditions, the anticipated use of net proceeds of the offering of the notes which could change as a result of market conditions or for other reasons, and the impact of general economic, industry or political conditions in the United States or internationally. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this press release, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results. Forward-looking statements involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Please see the heading “Risk Factors” in Tilray’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and the risks discussed in Tilray’s other filings with the Securities and Exchange Commission for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Tilray does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

Contacts

Tilray Inc.

Media:

Zack Hutson, +1-415-534-5541

zack.hutson@tilray.com

or

Investors:

Katie Turner, +1-646-277-1228

Katie.turner@icrinc.com